UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 28, 2023

Date of Report

(Date of earliest event reported)

APPLife Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56144	82-4868628
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 California St.

#1500

San Francisco, CA 94111

Phone: (415) 439-5260

(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On November 28, 2023, APPLife Digital Solutions, Inc. (the “Company”) issued a press release regarding the execution of a binding term sheet and letter of intent with the The Awareness Group, LLC (“TAG”).  On November 29, 2023, the Company issued a press release regarding TAG’s intention to merge with the Company and TAG naming additional directors to serve on TAG’s Board of Directors.  Copies of the press releases issued by the Company are attached as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K, which are incorporated by reference solely for purposes of this Item 7.01 disclosure.

Exhibit 99.1 and 99.2 contain forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under this Item 7.01, including Exhibit 99.1 and 99.2, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 28, 2023
99.2	Press Release dated November 29, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2023

APPLIFE DIGITAL SOLUTIONS, INC.

/s/ Matthew Reid
Matthew Reid
Principal Executive Officer